NUMBER                          GRAPHIC OMITTED                          SHARES
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               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                           HERITAGE MANAGEMENT, INC.

The Corporation is authorized to issue 25,000,000 Common shares--Par Value $0.001 each



This Certifies that             SPECIMEN                         is the owner of
                    ____________________________________________

_____________________________________________________________     fully paid and
non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.


Dated_______________________


_______________________________                  _______________________________
                      SECRETARY                                        PRESIDENT


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